Exhibit 10.21
Form 10-SB
Energytec, Inc.

                                      ENERGYTEC, INC.

                      RESTRICTED STOCK OPTION AGREEMENT FOR DIRECTORS

     This Restricted Stock Option Agreement (the "Agreement") is made as of this 1st day of March 2002, by and between Energytec, Inc., a Nevada corporation (the "Company"), and _____________ ("Optionee"), an incumbent director of the Company as of that date.

                                          PREAMBLE

     WHEREAS, concurrently herewith the Company and Optionee are entering into a Restricted Stock Option Agreement (the "Option Agreement") providing for the grant by the Company to Optionee of certain options (the "Options") to acquire 200,000 shares of common stock of the Company, par value $.001 per share (the "Common Stock");

     WHEREAS, the Option has been approved by the Board of Directors of the Company;

     WHEREAS, the shares of Common Stock to be purchased by Optionee upon the exercise, if any, of the Option will be subject to certain restrictions on transfer and other terms and conditions set forth herein; and

     WHEREAS, the Company and Optionee wish to set forth certain additional conditions to the grant of the Option for the shares of Common Stock to Optionee and any subsequent sale of the Common Stock;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Option. Concurrently with the execution and delivery of this Agreement, the Company has agreed to grant an option to acquire 200,000 shares of the Common Stock of the Company for a purchase price of twenty cents ($0.20) per share subject to expiration of the Option on June I, 2004. The Common Stock shall be subject to all the terms, conditions and restrictions set forth in this Agreement.

     2. Exercise of Option. The Option may be exercised after the Option Date of March 1, 2002 from time to time in full or in part in minimum amounts of 20,000 shares of Common Stock. Any portion of the Option not exercised by June 1, 2004 shall be forfeited. Nothing herein shall require the Optionee to exercise any or all of the rights granted under this Agreement.

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

     3. Payment for Common Stock. Each exercise of the Option must be in writing and accompanied by a check for payment in full for the amount of Common Stock being acquired upon that exercise. Checks shall be made payable to Energytec, Inc.

     4. Stock Legend. The Company and Optionee agree that all certificates representing all shares of Common Stock that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend in substantially the following form:

     RESTRICTIONS ON THE OWNERSHIP RIGHTS OF THE STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO A RESTRICTED STOCK OPTION
     AGREEMENT DATED MARCH 1, 2002. A COPY OF THE RESTRICTED STOCK OPTION AGREE:MENT IS ON FILE AT THE PRINCIP AL OFFICE OF THE COMP ANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMP ANY AT ITS PRINCIP AL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

          i. The Option is granted on condition that the purchase of shares of Common Stock pursuant to the Option shall be for the account of Optionee for investment purposes and not with a view to the resale or further distribution thereof unless the shares of Common Stock are registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for the Company, the shares may be resold without registration.

          ii. The Option shall not be transferable by Optionee or otherwise than by the laws of descent and distribution, and this Option shall be exercisable during Optionee's lifetime only by him.

     5. Notices. Any notice required to be given hereunder will be deemed to be duly given on the date of delivery if delivered in person or on the date of mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, to the party or parties that are to receive such notice at the addresses indicated on the signature page of this Agreement. The address of Optionee or the Company may be changed only by giving written notice to the other party of such change of address.

     6. Entire Agreement; Counterparts. This Agreement contains the entire understanding between the parties concerning the subject contained in this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

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

     7.   Term. This Agreement will terminate June 1, 2004.

     8. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

     9. Severability .In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

     10. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     12. Successors. The provisions of this Agreement will benefit and will be binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

     13. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

     14. Amendment. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

     15. Disclosure of Information. Optionee recognizes and acknowledges that the Company's trade secrets and proprietary information and know-how, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Optionee's duties hereunder. Optionee will not, during or after his term as an officer or director of the Company, in whole or in part, disclose such secrets, information or know-how to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Optionee make use of

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          any such  property  for his own  purposes  or for the  benefit  of any person, firm, corporation or other entity ( except the Company) under any circumstances during or after such term, provided that after he ceases to be an officer or director of the Company, these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that Optionee was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). Optionee agrees to hold as the Company's property, all memoranda, books, papers, letters, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and when he ceases to be an officer or director of the Company, or on demand of the Company, at any time, to deliver the same to the Company.

     16. Miscellaneous. The Optionee shall have no rights hereunder as a stockholder with respect to the shares subject to this Option until the exercise of the Option and the issuance of a stock certificate for the shares with respect to which the option shall have been exercised. Moreover, the Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the shares covered by the option.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

ENERGYTEC, INC.

By:
Title:

OPTIONEE

_______________________________

                                      SPOUSAL CONSENT

     The spouse of ___________ is aware of, understands, and consents to the provisions of the foregoing Restricted Stock Option Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of the marital relationship with Optionee for any reason shall not have the effect of removing any Shares subject to the Restricted Stock Option Agreement from the coverage thereof and such spouse's awareness, understanding, consent, and agreement is evidenced by her signature below.

                                                ______________________________


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